UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

Four Corners Property Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-37538	47-4456296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Redwood Highway Suite 3215
Mill Valley, California		94941
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 965-8030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2025, Four Corners Property Trust, Inc. (the “Company”) and its subsidiary, Four Corners Operating Partnership, LP (the “Borrower”), entered into a Fourth Amended and Restated Revolving Credit and Term Loan Agreement (the “Loan Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and the lenders (the “Lenders”) and other agents party thereto, which amends and restates in its entirety an existing Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 25, 2022 by and among the Company, the Borrower, the Agent, the Lenders and the other agents party thereto.

The Loan Agreement provides for a revolving credit facility in an aggregate principal amount of $350.0 million (the “Revolving Credit Facility”) and a term loan facility in an aggregate principal amount of $590.0 million, comprised of (i) a $225.0 million term credit facility with a maturity date of February 1, 2029 (the “Term Loan A-1 Facility”), (ii) a $100.0 million term credit facility with a maturity date of November 9, 2026 (the “Term Loan A-2 Facility”), (iii) a $90.0 million term credit facility with a maturity date of February 1, 2027 (the “Term Loan A-3 Facility”), (iv) a $90.0 million term credit facility with a maturity date of February 1, 2028 (the “Term Loan A-4 Facility” and (v) a $85.0 million term credit facility with a maturity date of March 14, 2027 (the “Terms Loan A-5 Facility”) and collectively with the Term Loan A-1 Facility, Term Loan A-2 Facility, the Term Loan A-3 Facility and the Term Loan A-4 Facility, the “term loan facility” and each a “term loan”). The Loan Agreement has an accordion feature to increase the revolving commitments or add one or more tranches of term loans up to an additional aggregate amount not to exceed $450.0 million, subject to certain conditions, including one or more new or existing lenders agreeing to provide commitments for such increased amount.

Loans under the Loan Agreement accrue interest at a per annum rate equal to, at the Borrower’s election, either a term SOFR-based or daily simple SOFR floating interest rate plus an applicable margin of 0.725% to 1.40% plus a credit spread adjustment of 0.10%, in the case of the revolving credit facility, 0.80% to 1.65% plus a credit spread adjustment of 0.10%, in the case of the Term Loan A-2 Facility, and 0.80% to 1.60% plus a credit spread adjustment of 0.10%, in the case of the Term Loan A-1 Facility, Term Loan A-3 Facility, Term Loan A-4 Facility and Term Loan A-5 Facility, or a base rate determined according to a prime rate or federal funds rate plus a margin of 0.00% to 0.40%, in the case of the revolving credit facility, 0.00% to 0.65%, in the case of the Term Loan A-2 Facility, and 0.00% to 0.60%, in the case of the Term Loan A-1, Term Loan A-3 Facility, Term Loan A-4 Facility and the Term Loan A-5 Facility. In each case, the margin is determined according to the credit rating applicable from time to time with respect to the Company’s senior, unsecured, long-term indebtedness. In the event that all or a portion of the principal amount of any loan borrowed pursuant to the Loan Agreement is not paid when due, interest will accrue at the rate that would otherwise be applicable thereto plus 2.00%. The Borrower is required to pay a facility fee at a rate of 0.125% to 0.30%, per annum, depending on the Company’s credit rating applicable from time to time with respect to such indebtedness, applies to the total revolving commitments outstanding.

Amounts owing under the Loan Agreement may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings with respect to which a SOFR-based rate election is in effect. The revolving credit facility matures on February 1, 2029, and the term loan facility matures as described above. No amortization payments are required on any term loan prior to its maturity date. The Borrower has the option to extend the maturity date of the revolving credit facility twice by an additional six months, subject to the satisfaction of certain conditions, including the payment of an extension fee of 0.0625% on the aggregate amount of the then-outstanding revolving commitments for such extension. The Borrower has the option to extend the maturity date of the Term Loan A-1 Facility and the Term Loan A-2 Facility, in each case, by one-year on one occasion subject to the satisfaction of certain conditions, including payment by the Borrower of an extension fee that is equal to 0.125% of the then-outstanding principal amount of term loans under the Term Loan A-1 Facility and the Term Loan A-2 Facility, as applicable, for each such extension. The Borrower has the option to extend the maturity date of the Term Loan A-5 Facility by one year on one occasion subject to the satisfaction of certain conditions, including payment by the Borrower of an extension fee that is equal to 0.15% of the then-outstanding principal amount of term loans under the Term Loan A-5 Facility for such extension.

The obligations under the Loan Agreement are unsecured. Pursuant to a fourth amended and restated parent guaranty entered into on January 31, 2025, which amends and restates in its entirety the third amended and restated parent guaranty dated October 25, 2022, the obligations under the Loan Agreement are guaranteed, on a joint and several basis, by the Company and its subsidiary, Four Corners GP, LLC (the “Guaranty”).

The Loan Agreement contains customary affirmative and negative covenants that, among other things, require customary reporting obligations, contain obligations to maintain REIT status, and restrict, subject to certain exceptions, incurrence of secured debt, the ability of the Borrower and the guarantors to enter into mergers, consolidations, sales of assets and similar transactions, limitations on distributions and other restricted payments, and limitations on transactions with affiliates. In addition, the Borrower will be subject to the following financial covenants: (1) total leverage ratio not to exceed 60%, (2) mortgage-secured leverage ratio not to exceed 40%, (3) minimum fixed charge coverage ratio of 1.50 to 1.00, (4) maximum unencumbered leverage ratio not to exceed 60% and (5) minimum unencumbered interest coverage ratio not less than 1.75 to 1.00.

The Loan Agreement contains customary events of default including, among other things, payment defaults, breach of covenants, cross acceleration to material recourse indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events. The occurrence of an event of default (after notice and cure periods in certain circumstances) will limit the ability of the Company and the Borrower to make distributions and may result in the termination of the credit facility and the acceleration of repayment obligations.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Loan Agreement and the Guaranty, a copy of which is filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 31, 2025, the Company issued a press release announcing its entry into the Loan Agreement. The Company’s press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 to this Form 8-K is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1

Fourth Amended and Restated Revolving Credit and Term Loan Agreement, dated January 31, 2025, among Four Corners Operating Partnership, LP, Four Corners Property Trust, Inc., certain lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.

10.2	Fourth Amended and Restated Parent Guaranty, dated January 31, 2025, by Four Corners Property Trust, Inc. and Four Corners GP, LLC, for the benefit of JPMorgan Chase Bank, N.A.
99.1	Press Release Dated January 31, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

Date:	January 31, 2025	By:	/s/ James L. Brat
James L. Brat Chief Operations Officer, General Counsel and Secretary